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                                                                      EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wynn's International, Inc. of our report dated January 26, 1994, included in the 1993 Annual Report to Stockholders of Wynn's International, Inc.

         Our audits also included the financial statement schedules of Wynn's International, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-68157) pertaining to the Amended and Restated 1980 Stock Option and Appreciation Rights Plan and the 1982 Incentive Stock Option Plan of Wynn's International, Inc. and the Registration Statements (Form S-8 Nos. 33-30296 and 33-64090) pertaining to the Stock-Based Incentive Award Plan and in the related Prospectus of our report dated January 26, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in the Annual Report (Form 10-K) of Wynn's International, Inc.




                                                            ERNST & YOUNG



Los Angeles, California
March 25, 1994